Exhibit 10.05

                                    TERM NOTE


$70,000,000                                           Pittsburgh, Pennsylvania
                                                               January 4, 1996


               FOR VALUE RECEIVED and intending to be legally bound hereby, Leadership Acquisition Limited Partnership, a Delaware limited partnership (the "Maker"), hereby promises to pay to Fairbanks Communications, Inc., an Indiana corporation ("Holder"), SEVENTY MILLION DOLLARS (U.S. $70,000,000), without interest, on December 30, 1997. Notwithstanding the foregoing, the principal amount of this Note due on December 30, 1997 (the "Balance Payment") shall be subject to adjustment as provided in that certain Asset Purchase Agreement dated as of June 8, 1995 among Olympus Communications, L.P., Holder and Leadership Security Services, Inc., as amended (the "Asset Purchase Agreement") and as more particularly described below. All capitalized terms used herein shall have the same meanings ascribed to such terms in the Asset Purchase Agreement unless otherwise defined herein. This Note is issued pursuant to the Asset Purchase Agreement and is entitled to the benefits of that Agreement, the Security Agreement, the Mortgage and the Agreement of Guaranty and Suretyship.

               The Balance Payment shall be subject to adjustment and deferral as set forth in this paragraph. Attached as Schedule 2.5(e)-1 to the Asset Purchase Agreement are projections of the number of Basic Subscribers for certain months of 1995. If, on the Closing Date, the actual number of Basic Subscribers ("Actual Subscribers") for the month most recently completed prior to the Closing Date is less than the projected number of Basic Subscribers ("Projected Subscribers") for the same month as specified on Schedule 2.5(e)-1, the Balance Payment shall be reduced by an amount ("Supplemental Balance Payment") not to exceed $2,000,000 which shall be equal to the product of (i) the Projected Subscribers less the Actual Subscribers and (ii) $2,200. If, as of December 31, 1996, there are at least 52,000 Basic Subscribers of the System, there shall be no Supplemental Balance Payment but the Balance Payment shall be reduced by an amount equal to $1 million, which amount shall be due and payable on August 31, 1999 (or, if such date is not a Business Day, on the next preceding Business Day) and shall bear interest at the Treasury Rate (as defined below) from December 31, 1997 until the payment thereof to Holder. If, as of December 31, 1996, there are less than 52,000 Basic Subscribers of the System, the Balance Payment shall be reduced only by the greater of $1 million (the "Alternative Supplemental Balance Payment") or the Supplemental Balance Payment. If the Supplemental Balance Payment is less than the Alternative Supplemental Balance Payment, the amount of the difference shall bear interest at the Treasury Rate from December 31, 1997 until December 31, 1998. The Alternative Supplemental Balance Payment shall be due and payable on August 31, 1999 (or, if such date is not a Business Day, on the next preceding Business Day) and shall bear interest at the Treasury Rate from December 31, 1998 until the payment thereof to Holder. If the Supplemental Balance Payment is greater than the Alternative Supplemental Balance Payment, the amount of the difference shall be due and payable on December 31, 1998 (or, if such date is not a Business Day, on the next preceding Business Day) and an amount equal to the Alternative Supplmental Balance Payment shall be due and payable on August 31, 1999 (or, if such date is not a Business Day, on the next preceding Business Day). The amount equal to the Alternative Supplmental Balance Payment shall bear interest at the Treasury Rate from December 31, 1998 until the payment thereof to Holder. All interest payable pursuant to this paragraph shall be due at maturity. Upon payment of the Balance Payment on December 30, 1997 (subject to adjustment as provided herein), Holder agrees to release, or cause the release, of all security interests, liens and encumbrances granted pursuant to the Security Agreement and/or the Mortgage. As used herein, the term "Treasury Rate" means the rate, as the most recently published in the Federal Revenue Statistical Release H.15 (519), on United States Treasury Constant Maturities adjusted to a constant maturity of two years.

               All amounts due and payable hereunder shall be payable in lawful money of the United States of America in immediately available funds to Holder at such place in Indianapolis, Indiana, as the Holder may designate in writing to the Maker within two business days prior to the due date or at such other place within the Continental United States as the Holder may designate in writing to the Maker within two business days prior to the due date.

               The Maker shall have the right from time to time to prepay the principal amount outstanding under this Note in whole or in part without premium or penalty.

               An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of law):

               (i) The Maker shall fail to pay any principal due under this Note after such principal shall become due in accordance with the terms hereof;

               (ii) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Maker in an insolvency case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Maker for any substantial part of its property, or for the winding up or liquidation of its affairs and such proceeding shall remain undismissed or unstayed and in effect for a period of 90 consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceedings;

               (iii) The Maker shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing; or

               (iv) The Maker shall convey or encumber or otherwise dispose of all or any material portion of the Assets prior to December 30, 1997, without the prior written consent of Holder.

               If an Event of Default specified under clause (i) shall occur and be continuing, the Holder may declare the unpaid principal amount then outstanding under this Note to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Holder without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and if an Event of Default specified under clauses
(ii), (iii) or (iv) above shall occur, the unpaid principal amount then outstanding under this Note shall be immediately due and payable, without protest, demand, or notice of any kind, all of which are hereby expressly waived.

               If any principal amount of this Note is not paid when due such amount shall bear interest until paid at the Prime Rate published in the Wall Street Journal from time to time on and after such due or, if the regular publication of the Prime Rate in the Wall Street Journal shall be discontinued prior to that date, at the Prime Rate that is the average base rate on corporate loans charged by the five (5) largest banks in the State of New York, on and after such date. Any interest payable pursuant to this paragraph shall be in lieu of (and not in addition to) any other interest payable hereunder.

               In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               The Maker hereby represents and warrants to the Holder that this Note has been duly authorized, executed and delivered by the Maker and constitutes a legal, valid and binding obligation of the Maker enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors rights generally and the possible unavailability of certain equitable remedies.

               This Note may not be waived, changed, modified or discharged orally or except by an agreement in writing signed by the party against whom the enforcement of waiver, change, modification or discharge is sought.

               All notices given to or made upon any party thereto shall be in writing and shall be delivered or sent to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall be effective (i) in the case of facsimile, when received; (ii) in the case of hand-delivered notice, when hand-delivered; and (iii) if given by mail, four (4) days after such communication is deposited in the mails with first-class postage prepaid, return receipt requested.

               This Note shall be binding upon, inure to the benefit of, and be enforceable by the Maker and the Holder and their respective successors and assigns, except that the maker shall not








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have the right to assign this Note or its obligations hereunder without the prior written consent of Holder.

               This Note shall be governed by the internal law of the State of Florida.

               WITNESS the due execution hereof.


LEADERSHIP ACQUISITION
LIMITED PARTNERSHIP

By: Olympus Communications, L.P.,
Managing General Partner



By: ACP Holdings, Inc.,
Managing General Partner

By:
Name:
Title:


Address for Notice:
5 West 3rd Street
Coudersport, PA 16915
Attn: Colin Higgin, Deputy General Counsel


Fairbanks Communications, Inc.

By:
Name:
Title:

Address for Notice:
Leonard J. Betley, Esq.
One American Square
P.O. Box 82001
Indianapolis, IN 46282-0002